Exhibit 31.3
CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
I, Joseph H. Stegmayer, certify that:

1.	I have reviewed this Form 10-K/A of Cavco Industries, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	July 24, 2015

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Chairman, President and Chief Executive Officer